Exhibit 99.1

PRESS RELEASE

Open Text Reports Fourth Quarter 2006 Financial Results

Company Achieves Profitability Targets

Waterloo, ON – August 31, 2006 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its fourth quarter and fiscal year ended June 30, 2006. (1)

“During fiscal 2006 we achieved our profitability targets,” stated John Shackleton, President and CEO of Open Text Corporation. “We restructured the organization, rationalized our product offerings and have strengthened the executive team with our new Chief Financial Officer and Executive Vice President of Global Sales and Services.”

Total revenue for the fourth quarter was $105.2 million, compared to $109.4 million for the same period in the prior fiscal year. License revenue in the fourth quarter was $32.0 million, compared to $37.0 million in the fourth quarter of the prior fiscal year. Adjusted net income in the quarter was $15.4 million or $0.31 per share on a diluted basis, compared to $9.0 million or $0.18 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $7.8 million or $0.16 per share on a diluted basis, compared to $5.0 million or $0.10 per share on a diluted basis for the same period in the prior fiscal year. (2)

Total revenue for fiscal year 2006 was $409.6 million, compared to $414.8 million for the previous fiscal year. License revenue for fiscal year 2006 was $122.5 million, compared to $136.5 million in the previous fiscal year. Adjusted net income for fiscal year 2006 was $50.8 million, or $1.01 per share on a diluted basis, compared to adjusted net income for the previous fiscal year of $39.1 million, or $0.75 per share on a diluted basis. Net income for fiscal year 2006 in accordance with US GAAP was $5.0 million, or $0.10 per share on a diluted basis, compared to the prior fiscal year’s net income of $20.4 million, or $0.39 per share on a diluted basis. (2)

The cash, cash equivalents and short-term investments balance as of June 30, 2006 was $107.4 million. Accounts receivable as of June 30, 2006, totaled $75.0 million, compared to $81.9 million as of June 30, 2005, and Days Sales Outstanding (DSO) was 64 days in the fourth quarter of fiscal 2006, compared to 67 days in the fourth quarter of fiscal 2005.

Operating cash flow in the fourth quarter of fiscal 2006 was $15.4 million compared to $10.5 million in the fourth quarter of the prior fiscal year. For the full 2006 fiscal year, Open Text generated $60.8 million in cash flow from operations compared to $57.3 million in fiscal 2005.

During the fourth quarter the Company purchased approximately 765,000 common shares of Hummingbird Ltd. at a total cost of approximately $21 million.

“Our market is consolidating and the addition of Hummingbird will bring us the size and vertical solutions expertise to strengthen our position as the largest independent global ECM vendor,” said John Shackleton.

The acquisition of Hummingbird will be carried out by way of a statutory plan of arrangement and will be voted on by Hummingbird’s shareholders at a meeting of shareholders to be held on September 15, 2006. The arrangement is subject to court approval as well as certain other customary conditions, including the receipt of regulatory approvals. The proposed transaction is expected to close in early-October, shortly after receipt of Hummingbird shareholder approval and final approval of the court.

Guidance

For the first quarter of fiscal 2007 (ending on September 30, 2006), the Company estimates revenue will be in the range of $93 million to $101 million with adjusted EPS of approximately $0.17 to $0.27.

Open Text’s actual results for future periods and any charges taken may vary from the guidance presented and such variations may be material. Please see the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 below for information on the risks and uncertainties that may cause such variations. Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on August 31, 2006, at 5:00 p.m. ET to discuss its final financial results for its fourth quarter and fiscal year 2006.

Date:	Thursday, August 31, 2006
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning August 31, at 8:00 p.m. ET through 11:59 p.m. on September 14, 2006 and can be accessed by dialing 416-640-1917 and using pass code #21195427.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/events/event.html?id=5726174

About Open Text

Open Text™ is a leading provider of Enterprise Content Management (ECM) software solutions that bring together people, processes and information in global organizations. Today, the Company supports approximately 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

# # #

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings and revenue outlook for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. The Company is undergoing an audit of its Fiscal 2006 financial results and an audit of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. These audit procedures are not yet complete as of the date of this press release. There can be no assurance that the information as disclosed in this press release will not change following the completion of the audits or that material weaknesses will not be identified. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the reasonableness of the Company’s expectations regarding: (a) the completion of the audit of our Fiscal 2006 financial statements, (b) the Company’s compliance with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, and (c) the timing of the filing of its Annual Report on Form 10-K; (ii) the future performance, financial and otherwise, of Open Text; (iii) the ability of Open Text to bring new products to market and to increase profits; (iv) the strength of the Company’s product development pipeline; (v) the Company’s growth and profitability prospects; (vi) the estimated size and growth prospects of the ECM market; (vii) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (viii) the benefits of the Company’s products to be realized by customers; and (ix) the demand for the Company’s product and the extent of deployment of the Company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) risks involved in the Company’s ability to satisfy in a timely manner the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder; (ii) the results and consequences of the Company’s review of its internal controls; (iii) the timing of the filing of the Company’s Annual Report on Form 10-K and the possibility that the Company may be unable to meet its future reporting requirements; (iv) the risks associated with bringing new products to market; (v) fluctuations in currency exchange rates; (vi) delays in the purchasing decisions of the Company’s customers; (vii) the competition the Company faces in its industry and/or marketplace; (viii) the completion and integration of acquisitions; (ix) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (x) the continuous commitment of the Company’s customers; (xi) demand for the Company’s products; and (xii) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 and the Quarterly Report on Form 10-Q for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1) Based on comparison of historic revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (loss), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income/expense and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the quarters ended June 30, 2006 and 2005:

	Three months ended June 30, 2006	Three months ended June 30, 2005
GAAP based “Net Income”	$7.8	$5.0
Special Charges/(recovery)	($0.2)	—
Amortization of intangibles	7.3	6.4
Other (Income)/Expense	1.5	(0.7)
Share-based compensation	1.3	—
Tax Impact on Above	(2.3)	(1.7)
Non-GAAP based “Adjusted Net Income”	$15.4	$9.0

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended June 30, 2006 and 2005:

	Three months ended June 30, 2006	Three months ended June 30, 2005
GAAP based “Net Income”	$0.16	$0.10
Special Charges/(recovery)	0.00	—
Amortization of intangibles	0.14	0.12
Other (Income)/Expense	0.03	(0.01)
Share-based compensation	0.03	—
Tax Impact on Above	(0.05)	(0.03)
Non-GAAP based “Adjusted Net Income”	$0.31	$0.18

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the fiscal years ended June 30, 2006 and 2005:

	Twelve months ended June 30, 2006	Twelve months ended June 30, 2005
GAAP based “Net Income”	$5.0	$20.4
Special Charges/(recovery)	26.2	(1.7)
Amortization of intangibles	28.1	24.4
Other (Income)/Expense	4.8	3.0
Share-based compensation	5.2	—
Tax Impact on Above	(18.5)	(7.0)
Non-GAAP based “Adjusted Net Income”	$50.8	39.1

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the fiscal years ended June 30, 2006 and 2005:

	Twelve months ended June 30, 2006	Twelve months ended June 30, 2005
GAAP based “Net Income”	$0.10	$0.39
Special Charges/(recovery)	0.52	(0.03)
Amortization of intangibles	0.56	0.47
Other (Income)/Expense	0.10	0.06
Share-based compensation	0.10	—
Tax Impact on Above	(0.37)	(0.14)
Non-GAAP based “Adjusted Net Income”	$1.01	$0.75

The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, adjusted EPS and net income per share in accordance with GAAP and (b) the assumptions referred to in this note (2). This guidance assumes minimal fluctuations of currency exchange rates.

The following assumptions of Company management are an integral part of the guidance presented for the quarter ending September 30, 2006. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a)	The guidance assumes a fully diluted weighted average number of shares for the quarter ended September 30, 2006 of approximately 50 million shares.
(b)	Income taxes are assumed in the low 30 % range on an adjusted net income basis.
(c)	Assumptions have been made concerning revenue growth and income tax rates that will be in effect; and these rates may change depending upon both the timing and geographical source of future revenues.
(d)	The guidance assumes no fluctuation in currency exchange rates.

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Anne Marie Schwartz

Director, Investor Relations

Open Text Corporation

+1-617-378-3369

aschwart@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except per share data)

	As of June 30,	As of June 30,
	2006	2005
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$107,354	$79,898
Accounts receivable—net of allowance for doubtful accounts of $2,736 as of June 30, 2006 and $3,125 as of June 30, 2005	75,016	81,936
Income taxes recoverable	12,028	11,350
Prepaid expenses and other current assets	8,520	8,438
Deferred tax assets	28,619	10,275

Total current assets	231,537	191,897

Investment in marketable securities	21,025	—
Capital assets	41,262	36,070
Goodwill	233,884	243,091
Deferred tax assets	37,185	36,499
Acquired intangible assets	102,326	127,981
Other assets	2,234	5,398

	$669,453	$640,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$62,535	$80,468
Current portion of long-term debt	405	—
Deferred revenues	74,687	72,373
Deferred tax liabilities	12,183	10,128

Total current liabilities	149,810	162,969

Long-term liabilities:
Accrued liabilities	21,121	25,579
Long-term debt	12,963	—
Deferred revenues	3,534	2,957
Deferred tax liabilities	19,490	29,245

Total long-term liabilities	57,108	57,781

Minority interest	5,804	4,431

Shareholders’ equity:
Share capital
48,935,042 and 48,136,932 Common Shares issued and outstanding at June 30, 2006, and June 30, 2005, respectively	414,475	406,580
Commitment to issue shares	—	813
Additional paid in capital	28,367	22,341
Accumulated comprehensive income:	41,014	18,124
Accumulated deficit	(27,125)	(32,103)

Total shareholders’ equity	456,731	415,755

	$669,453	$640,936

Open Text Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

	Three months ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Revenues:
License	$32,031	$36,963
Customer support	48,707	46,942
Service	24,497	25,468

Total revenues	105,235	109,373
Cost of revenues:
License	3,097	3,365
Customer support	8,107	8,520
Service	20,496	21,346
Amortization of acquired technology intangible assets	5,886	4,051

Total cost of revenues	37,586	37,282

Gross profit	67,649	72,091

Operating expenses:
Research and development	13,645	16,361
Sales and marketing	25,543	29,973
General and administrative	12,113	14,620
Depreciation	3,069	3,008
Amortization of acquired intangible assets	1,375	2,359
Special charges (recoveries)	(165)	0

Total operating expenses	55,580	66,321

Income from operations	12,069	5,770

Other income (expense)	(1,470)	723
Interest income	486	318

Income before income taxes	11,085	6,811
Provision of income taxes	3,165	1,479

Income before minority interest	7,920	5,332
Minority interest	117	299

Net income for the year	$7,803	$5,033

Net income per share—basic	$0.16	$0.10

Net income per share—diluted	$0.16	$0.10

Weighted average number of Common Shares outstanding
Basic	48,896	48,703

Diluted	50,179	50,319

Open Text Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

	Year ended June 30,
	2006	2005	2004
	(unaudited)	(audited)	(audited)
Revenues:
License	$122,520	$136,522	$121,642
Customer support	189,417	179,178	108,812
Service	97,625	99,128	60,604

Total revenues	409,562	414,828	291,058
Cost of revenues:
License	11,196	11,540	10,784
Customer support	31,482	33,086	20,299
Service	79,610	81,367	47,319
Amortization of acquired technology intangible assets	18,900	16,175	7,211

Total cost of revenues	141,188	142,168	85,613

Gross profit	268,374	272,660	205,445

Operating expenses:
Research and development	59,184	65,139	43,616
Sales and marketing	104,419	114,553	87,362
General and administrative	45,336	46,110	22,795
Depreciation	11,103	11,040	7,103
Amortization of acquired intangible assets	9,199	8,234	4,095
Special charges (recoveries)	26,182	(1,724)	10,005

Total operating expenses	255,423	243,352	174,976

Income from operations	12,951	29,308	30,469

Other income (expense)	(4,788)	(3,116)	217
Interest income	1,487	1,377	1,210

Income before income taxes	9,650	27,569	31,896
Provision of income taxes	4,093	6,958	7,270

Income before minority interest	5,557	20,611	24,626
Minority interest	579	252	1,328

Net income for the year	$4,978	$20,359	$23,298

Net income per share—basic	$0.10	$0.41	$0.53

Net income per share—diluted	$0.10	$0.39	$0.49

Weighted average number of Common Shares outstanding
Basic	48,666	49,919	43,743

Diluted	49,950	52,092	47,272

Open Text Corporation

CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands of U.S. dollars)

	Three months ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income for the period	7,803	$5,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,330	9,418
Share-based compensation expense	1,310	—
Undistributed earnings related to minority interest	117	299
Deferred taxes	(437)	(8,858)
Impairment of capital assets	2	—
Impairment of intangible assets	1,046	—
Changes in operating assets and liabilities, net of assets acquired in business acquisitions:
Accounts receivable	545	(3,582)
Prepaid expenses and other current assets	480	1,310
Income taxes	(1,995)	7,353
Accounts payable and accrued liabilities	(1,933)	4,608
Deferred revenue	(2,158)	(3,477)
Other assets	317	(1,586)

Net cash provided by operating activities	15,427	10,518
Cash flows from investing activities:
Acquisition of capital assets	(2,452)	(5,328)
Purchase of Optura, net of cash acquired	—	(2)
Purchase of Vista, net of cash acquired	—	—
Purchase of Artesia, net of cash acquired	—	582
Additional purchase consideration for prior period acquisitions	85	12
Purchase of Gauss Interprise AG, net of cash acquired	—	558
Purchase of IXOS, net of cash acquired	(475)	(6,026)
Investments in marketable securities	(20,241)	—
Acquisition related costs	(3,204)	(4,286)

Net cash used in investing activities	(26,287)	(14,490)
Cash flows from financing activities:
Payments of obligations under capital leases	—	(20)
Excess tax benefits on share-based compensation expense	62	—
Proceeds from issuance of Common Shares	1,117	1,732
Proceeds from exercise of Warrants	—	3
Repurchase of Common Shares	—	(16,043)
Repayment of short-term bank loan	—	—
Repayment of long-term debt	(99)	—

Net cash provided by (used in) financing activities	1,080	(14,328)
Foreign exchange gain (loss) on cash held in foreign currencies	3,646	(728)
Increase (decrease) in cash and cash equivalents during the period	(6,134)	(19,028)
Cash and cash equivalents at beginning of period	113,488	98,926

Cash and cash equivalents at end of period	$107,354	$79,898

Open Text Corporation

CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands of U.S dollars) (in thousands of U.S. dollars)

	For the year ended June 30,
	2006	2005	2004
	(unaudited)	(audited)	(audited)
Cash flows from operating activities:
Net income for the period	4,978	$20,359	$23,298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,202	35,449	18,409
Share-based compensation expense	5,196	—	—
Undistributed earnings related to minority interest	579	252	1,328
Deferred taxes	(4,210)	(1,168)	(2,244)
Impairment of capital assets	3,819	—	—
Impairment of intangible assets	1,046	—	—
Changes in operating assets and liabilities, net of assets acquired in business acquisitions:
Accounts receivable	9,371	6,452	(2,461)
Prepaid expenses and other current assets	(69)	(1,327)	5,058
Income taxes	(3,818)	(3,902)	188
Accounts payable and accrued liabilities	(3,233)	(4,489)	(9,877)
Deferred revenue	5,192	7,224	1,616
Other assets	2,745	(1,586)	2,204

Net cash provided by operating activities	60,798	57,264	37,519
Cash flows from investing activities:
Acquisition of capital assets	(19,278)	(17,909)	(6,112)
Purchase of Optura, net of cash acquired	—	(3,347)	—
Purchase of Vista, net of cash acquired	—	(23,690)	—
Purchase of Artesia, net of cash acquired	—	(4,475)	—
Additional purchase consideration for prior period acquisitions	(3,284)	(1,182)	(3,163)
Purchase of Gauss Interprise AG, net of cash acquired	—	(487)	(9,764)
Purchase of IXOS, net of cash acquired	(5,126)	(13,779)	19,367
Purchase of Domea e-Government, net of cash acquired	—	—	(3,403)
Investments in marketable securities	(20,241)	—	—
Acquisition related costs	(6,798)	(12,514)	(16,538)

Net cash used in investing activities	(54,727)	(77,383)	(19,613)
Cash flows from financing activities:
Payments of obligations under capital leases	—	(68)	(386)
Excess tax benefits on share-based compensation expense	865	—	—
Proceeds from issuance of Common Shares	4,569	6,399	18,330
Proceeds from exercise of Warrants	—	773	4,660
Repurchase of Common Shares	—	(63,835)	—
Repayment of short-term bank loan	—	(2,189)	—
Proceeds from long-term debt	12,928	—	—
Repayment of long-term debt	(160)	—	—
Other	—	—	(668)

Net cash provided by (used in) financing activities	18,202	(58,920)	21,936
Foreign exchange gain (loss) on cash held in foreign currencies	3,183	1,950	591
Increase (decrease) in cash and cash equivalents during the period	27,456	(77,089)	40,433
Cash and cash equivalents at beginning of period	79,898	156,987	116,554

Cash and cash equivalents at end of period	$107,354	$79,898	$156,987